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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan, 1998 Employee Stock Purchase Plan and 1998 Directors' Stock Option Plan of Collagen Aesthetics, Inc. of our report dated July 31, 1998, with respect to the consolidated financial statements and schedule of Collagen Aesthetics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

                                        /s/ ERNST & YOUNG LLP




Palo Alto, California
December 23, 1998



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